Exhibit 99.1

SEQUENTIAL BRAND GROUP

VIA PDF

August 15, 2019

Mr. Phil Frohlich

Prescott Group Capital Management, LLC

1924 South Utica Avenue, Suite 1120 Tulsa, OK 74104

Re: Sequential Brands Group, Inc.

Dear Mr. Frohlich

1.       The Company intends to make additional disclosures concerning the 2015 transaction in which you expressed interest in its next report on Form 10-Q. This additional information will become available to all shareholders simultaneously.

2.       The Company continues to be willing to add you as a new member of the Board of Directors if you will agree to the ordinary process for new directors and the customary restrictions previously described by our outside counsel.

3.       If that is no longer of interest to you, on behalf of the Board, I invite you to attend in person an upcoming meeting of the Board at which you will be given the opportunity to present to the Directors your views on the various issues you have raised in your correspondence.

Sincerely,

/s/ William Sweedler

William Sweedler

cc:	Mr. Stewart Leonard, Jr.

Mr. Gary Johnson

Mr. Al Gosset

Ms. Karen Murray